UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2011

HANDY & HARMAN LTD.
(Exact name of registrant as specified in its charter)

Delaware	001-02394	13-3768097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite N222, White Plains, New York		10604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 461-1300

WHX CORPORATION
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective January 3, 2011, we changed our corporate name from WHX Corporation (the “Company”) to Handy & Harman Ltd.  The name change was made pursuant to Section 242 of the Delaware General Corporation Law by amending the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) by restating Article FIRST in its entirety to read as follows:

“FIRST: The name of the corporation (hereinafter sometimes called the “Corporation”) is Handy & Harman Ltd.”

The change of name was authorized by the Board of Directors and approved by the Company’s stockholders at its 2010 annual meeting of stockholders on December 9, 2010.  A Certificate of Amendment to the Company’s Certificate of Incorporation (the “Certificate of Amendment”) was filed with the Delaware Secretary on January 3, 2011.  Effective upon the open of trading on January 3, 2010, the trading symbol of the Company on the NASDAQ Capital Market was changed from “WXCO” to “HNH.”  The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment filed as Exhibit 3.1 hereto.need to exchange their stock certificates in connection with the change of the Company’s name or trading symbol.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibits

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of WHX Corporation, effective January 3, 2011.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHX CORPORATION

Dated: January 3, 2011	By:	/s/ Glen Kassan
	Name:	Glen Kassan
	Title:	Vice Chairman of the Board and Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibits

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of WHX Corporation, effective January 3, 2011.